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                                Exhibit 23(h)(1)

                      Form of Fund Administration Agreement

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                          FUND ADMINISTRATION AGREEMENT

This Fund Administration Agreement is made as of this 1st day of April, 2003, by and among The Montgomery Funds, a Massachusetts business trust ("TMF"), The Montgomery Funds II, a Delaware statutory trust ("TMF II"), The Montgomery Funds III, a Delaware statutory trust ("TMF III") (collectively, the "Trusts"), and Gartmore SA Capital Trust, a Delaware statutory trust (the "Administrator").

WHEREAS, each Trust operates as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, the Trusts desire to retain the Administrator to provide certain administrative and fund accounting services described below with respect to certain of the series of the Trusts (the "Funds"), each of which as are now, or may hereafter be, listed on Exhibit A to this Agreement, and the Administrator is willing to render such services;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Appointment of Administrator. Each Trust hereby appoints the Administrator as administrator of the Funds on the terms and conditions set forth in this Agreement; and the Administrator hereby accepts such appointment and agrees to perform the services and duties set forth in
        Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. Services and Duties. As Administrator, and subject to the supervision and control of each Trust's Board of Trustees, the Administrator will provide facilities, equipment, and personnel to carry out the following administrative and fund accounting services for operation of the business and affairs of each Trust and each of the Funds covered by this
        Agreement:

        a. prepare, file, and maintain each Trust's governing documents, including their respective Agreement and Declaration of Trust and Bylaws;

        b. at the request of each Trust, assist in the preparation of all agendas, notices and minutes for meetings of each Trust's Board of Trustees or shareholders, all resolutions to be voted upon by each Board of Trustees, assist in the preparation of supporting information for such meetings with regard to the duties of the Administrator under this Agreement, and collection and distribution of supporting information for such meetings with respect to the duties performed by other persons who provide services to the Trusts;

        c. prepare and file on a timely basis with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for each Trust, relating to the Funds and the Funds' shares, and all amendments thereto, each Trust's

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               reports pursuant to Investment Company Act Rule 24f-2, reports to shareholders and regulatory authorities, including Form N-SAR and Form N-CSR, and prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make continuous offering of the Funds' shares and to conduct its affairs;

        d.     supervise each Trust's custodian;

        e.     calculate performance data of the Funds;

        f. prepare and file on a timely basis the Federal and State income and other tax returns for the Funds;

        g. examine and review the operations of each Trust's custodian and investment adviser and the Funds' subadvisers, if any, to promote compliance with applicable state and federal law;

        h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

        i. perform internal audit examinations in accordance with procedures to be adopted by the Administrator and the Trusts;

        j.     assist with the design, development, and operation of the Funds;

        k. provide individuals reasonably acceptable to each Trust's Board of Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of each Trust's affairs as determined by each Trust's Board of Trustees;

        l. monitor each Trust's compliance with Section 817 and Sections 851 through 855 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, so as to enable the Trusts and each Fund to comply with the diversification requirements applicable to investments of variable contracts and for each to maintain its status as a "regulated investment company";

        m. advise each Trust and its Board of Trustees on matters concerning the Funds and their affairs;

        n.     provide the Trusts with office space and personnel; and

        o. provide the Trusts and each Fund with fund accounting services, including but not limited to the following services:

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               1)     keeping and maintaining the following books and records of the Trusts and each of the Funds pursuant to Rule 31a-1 under the Investment Company Act, including:

                      a) journals containing an itemized daily record of all purchase and sales of securities, all receipts and disbursements of cash and all other debit and credits, as required by Rule 31a-1(b)(1);

                      b) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by Rule 31a-1(b)(2)(i);

                      c)     separate   ledger   accounts   required   by   Rule
                             31a-1(b)(2)(ii) and (iii); and

                      d) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by Rule 31a-1(b)(8).

               2) performing the following accounting services on a regular basis for each Fund, as may be reasonably requested by the
                      Trusts:

                      a)     calculate the net asset value per share;

                      b)     calculate    the    dividend   and   capital   gain
                             distribution, if any;

                      c)     calculate a Fund's yield;

                      d)     reconcile   cash   movements   with   the   Trusts'
                             custodian;

                      e) affirm to the Trusts' custodian all portfolio trades and cash movements;

                      f) verify and reconcile with the Trusts' custodian all daily trade activity;

                      g) provide such reports as may be required by the Trusts;

                      h)     preparation  of the Trusts'  financial  statements,
                             including   oversight   of  expense   accruals  and
                             payments; and

                      i) such other similar services with respect to a Fund as may be reasonably requested by the Trusts; and

        p. assist in all aspects of the Funds' operations other than those provided under other specific contracts.

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        The foregoing, along with any additional services that the Administrator shall agree in writing to perform for the Trusts hereunder, shall hereafter be referred to as "Administrative Services." In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator hereby agrees that all records that it maintains for the Trusts are the property of the respective Trust and further agrees to surrender promptly to such Trust any of such records upon the Trust's request. The Administrator further agrees to preserve for the periods prescribed by Investment Company Act Rule 31a-2 the records required to be maintained by Investment Company Act Rule 31a-1. Administrative Services shall not include any duties, functions, or services to be performed for the Trusts by a Fund's investment adviser, custodian, or transfer agent pursuant to their agreements with the Trust or a Fund.

        When performing Administrative Services to the Trusts and for the Funds, the Administrator will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of each Trust, will safeguard and promote the welfare of the Trusts and the Funds, and will comply with the policies that the Trustees may from time to time reasonably determine, provided that such policies are not in conflict with this Agreement, the Trusts' governing documents, or any applicable statutes or regulations.

3. Expenses. The Administrator shall be responsible for expenses incurred in providing all the Administrative Services to the Trusts, including the compensation of the Administrator's employees who serve as officers of the Trusts, except that each Trust shall reimburse the Administrator for the cost of the pricing services that the Administer utilizes. The Trusts (or a Fund's investment adviser) shall be responsible for all other expenses of the respective Trust, including without limitation:
        (i) investment  advisory and subadvisory  fees; (ii) interest and taxes;
        (iii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iv) fees and expenses of each Trust's trustees, other than those who are "interested persons" of the Administrator or investment adviser of the Trusts; (v) legal and audit expenses; (vi) custodian and transfer and dividend disbursing agent fees and expenses; (vii) fees and expenses related to the registration and qualification of the Trusts and the Trusts' shares for distribution under state and federal securities laws;
        (viii) expenses of printing and mailing reports and notices and proxy material to beneficial shareholders of the Funds; (ix) all other expenses incidental to holding meetings of the Funds' shareholders, including proxy solicitations therefor; (x) insurance premiums for fidelity and other coverage; (xi) association membership dues; (xii) such nonrecurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which a Trust or a Fund is a party and the legal obligation which such Trust may have to indemnify the Trust's trustees and officers with respect thereto.

4. Compensation. For the Administrative Services provided, each Trust hereby agrees to pay and the Administrator hereby agrees to accept as full compensation for its services rendered hereunder the administrative fee listed for each Fund on Exhibit A. Such fees will be


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        computed  daily and payable  monthly at an annual rate based on a Fund's average daily net assets and will be paid monthly as soon as practicable after the last day of each month.

        In case of termination of this Agreement during any month, the administrative fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect, and the fee computed upon the average net assets for the business days it is so in effect for that month.

5.      Responsibility of Administrator.

        a. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer or trustee of a Trust, shall be deemed, when rendering services to a Trust or acting on any business of a Trust (other than services or business in connection with the duties of the Administrator hereunder) in accordance with his responsibilities to such Trust as an officer or trustee, to be rendering such services to or acting solely for that Trust and not as an officer, director, partner, employee or agent or one under the control or direction of the Administrator even though paid by the Administrator.

        b. The Administrator shall be kept indemnified by each Trust and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards; provided, however, that the Trusts will not indemnify the Administrator for the portion of any loss or claim caused, directly or indirectly, by the negligence, willful malfeasance or bad faith of the Administrator or by the Administrator's reckless disregard of its duties and obligations hereunder. In order that the indemnification provisions contained in this Section 5 shall apply, however, it is understood that if in any case a Trust may be asked to indemnify or hold the Administrator harmless, such Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify such Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. Each Trust shall have the option to defend the Administrator against any claim which may be the subject of this indemnification. In the event that a Trust so elects it will so notify the Administrator and thereupon the Trust shall take over complete defense of the claim, and the Administrator shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Administrator shall in no case confess any claim or make any compromise or


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               settlement  in any  case  in  which  a Trust  will  be  asked  to indemnify the Administrator except with the applicable Trust's written consent.

6.      Duration and Termination.

        a. This Agreement shall become effective as of the date first written above. The Agreement may be terminated at any time, without payment of any penalty, by either party upon 30 days' advance written notice to the other party. The Agreement may also be terminated immediately upon written notice to the other party in the event of a material breach of any provision of this Agreement by such other party.

        b. Upon the termination of this Agreement, the Trusts shall pay to the Administrator such compensation as may be payable prior to the effective date of such termination. In the event that a Trust designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the direction of such Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under the foregoing provisions.

7. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. The Trusts and their Trustees. The terms "TMF," "TMF II," "TMF III" and the "Trustees of The Montgomery Funds" refer, respectively, to the Trusts created and their Trustees, as trustees but not individually or personally, acting from time to time under their respective Agreements and Declaration of Trust, as such agreements have been or may be amended from time to time, and to which reference is hereby made and a copy of which, for TMF, is on file at the office of the Secretary of State of The Commonwealth of Massachusetts, and for TMF II and TMF III, are on file at the office of the Secretary of State of The State of Delaware, and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trusts entered into in the name or on behalf thereof by any of a Trust's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to the relevant Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trusts personally, but bind only the assets of the applicable Trust. All persons dealing with any series of shares of a Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against such Trust. Such persons may not look to the assets of one or both of the other Trusts.

9. Notices. Notices of any kind to be given to a Trust hereunder by the Administrator shall be in writing and shall be duly given if delivered to such Trust at the following address:


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               The Montgomery Funds
               101 California Street, 35th Floor
               San Francisco, California 94111
               Attn: Johanne Castro

        Notices of any kind to be given to the Administrator hereunder by a Trust shall be in writing and shall be duly given if delivered to the Administrator at the following address:

               Gartmore SA Capital Trust
               1200 River Road
               Conshohocken, Pennsylvania 19428
               Attn: William J. Baltrus

10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the Investment Company Act. In the case of any conflict, the Investment Company Act shall control.

11. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Administrator agrees on behalf of itself and its trustees, officers, and employees (1) to treat confidentially and as proprietary information of the Trusts (a) all records and other information relative to the Funds and their prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trusts, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the applicable Trust. Such written approval shall not be unreasonably withheld by a Trust and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by a Trust.


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IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers designated below as of the day and year first above written.

                                            GARTMORE SA CAPITAL TRUST



                                            By:
                                            Name:
                                            Title:


                                            THE MONTGOMERY FUNDS



                                            By:
                                            Name:
                                            Title:


                                            THE MONTGOMERY FUNDS II



                                            By:
                                            Name:
                                            Title:


                                            THE MONTGOMERY FUNDS III



                                            By:
                                            Name:
                                            Title:




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                                    EXHIBIT A
                          Fund Administration Agreement
                            (Effective April 1, 2003)

Fees

The Trusts shall pay fees to the Administrator as set forth in the schedule directly below, for the provision of fund administration services covered by this Agreement to certain series of the Trusts listed below in Table B (the "Funds"). Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the average daily net assets of the Funds. The Funds will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator in providing services to the Funds. All fees and expenses shall be paid by the Funds to the Administrator.

                   Aggregate Fee as a Percentage of Net Assets
                   -------------------------------------------

                                      0.14%

Funds of the Trusts

The Montgomery Funds
--------------------

        Montgomery Global Opportunities Fund
        Montgomery Global Focus Fund

The Montgomery Funds II
-----------------------

        Montgomery Partners Long-Short Equity Plus Fund

The Montgomery Funds III
------------------------

        Montgomery Variable Series Emerging Markets Fund

                            [signature page follows]




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                                            AGREED TO AND ACCEPTED BY:

                                            THE MONTGOMERY FUNDS


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            THE MONTGOMERY FUNDS II


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            THE MONTGOMERY FUNDS III


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            GARTMORE SA CAPITAL TRUST


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


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